Exhibit 99.1

FOR IMMEDIATE RELEASE

July 19, 2012

Huron Consulting Group Announces Settlement

with Securities and Exchange Commission

CHICAGO – July 19, 2012 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced it has reached a final settlement with the U.S. Securities and Exchange Commission (SEC) resolving the previously disclosed SEC investigation into the Company’s August 2009 restatement of its financial statements for the years ended 2006, 2007 and 2008 and the first quarter of 2009.

In an administrative proceeding, the SEC found that the Company had violated the reporting, books and records, and internal controls provisions of the Securities Exchange Act of 1934 during the restatement period and ordered the Company to cease and desist from committing or causing any violations and any future violations of such SEC rules. The Company agreed to the settlement without admitting or denying the SEC’s factual findings. The SEC also imposed a monetary penalty of $1 million on the Company. In the fourth quarter of 2011, the Company established a reserve in that amount for the potential settlement of this matter.

In connection with the settlement, the SEC considered remedial acts promptly undertaken by the Company and the Company’s cooperation with the SEC staff during the course of the investigation. Among other things, the Company self-investigated and self-reported the accounting errors, selected new management and implemented various additional controls designed to prevent similar errors going forward.

In the same administrative proceeding, the SEC also reached settlements with two former employees of the Company. The Company is obligated to indemnify its former employees for their defense costs in connection with this matter, but is not obligated to reimburse them for the monetary penalties imposed on them by the SEC in connection with the settlements.

“We believe the agreement is in the best interest of the Company and we are gratified to have reached a resolution of these issues,” said John McCartney, chairman of the Board of Directors, Huron Consulting Group Inc. “Since we announced the restatement in July 2009, the Company has remained focused on its clients and its people under the stewardship of CEO Jim Roth, who has led Huron since that time.”

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, Fortune 500 companies, leading academic institutions, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations with respect to its indemnification obligations to its former employees with respect to the restatement, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “expect”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to the Securities and Exchange Commission investigation with respect to the restatement. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any anticipated results expressed or implied by these forward-looking statements.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

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